                                                                    EXHIBIT 99.2


                             (WASTE MANAGEMENT LOGO)


                              FOR IMMEDIATE RELEASE


                                                        FOR FURTHER INFORMATION:
                                                          WASTE MANAGEMENT, INC.
                                                                       ANALYSTS:
                                                                     CHERIE RICE
                                                                    713.512.6548
                                                                          MEDIA:
                                                                   SARAH SIMPSON
                                                                    713.394.2154

                                                                       WMI#03-17


             WASTE MANAGEMENT ANNOUNCES SECOND QUARTER 2003 EARNINGS

                   OPERATING CASH FLOW STRONG AT $644 MILLION

HOUSTON - AUGUST 5, 2003 - Waste Management, Inc. (NYSE: WMI) today announced financial results for its second quarter ended June 30, 2003. Revenues for the quarter were $2.92 billion as compared with $2.82 billion in the year ago period. Net income reported for the quarter was $176 million, or $0.30 per diluted share, compared with net income of $217 million, or $0.35 per diluted share, for the second quarter 2002. Results for the second quarter 2003 include a pre-tax restructuring charge of $23 million, or $0.02 per diluted share, related to the workforce reduction announced in late June. Without the charge, earnings per diluted share would have been $0.32.

In the first quarter of 2003, Waste Management adopted SFAS 143. In accordance with SFAS 143 the Company has changed the methodology for accounting for the retirement of its long-lived assets, primarily its landfills. As a result, on a year-to-year comparative basis, operating costs were $6 million higher and depreciation and amortization costs were $7 million higher in the current quarter than they would have been if the accounting standards were the same as for the second quarter 2002 period. The increased costs related to SFAS 143 reduced earnings by $0.01 per diluted share.

For the six months ended June 30, 2003 Waste Management reported operating revenues of $5.63 billion as compared with $5.43 billion for the comparable period last year. Net income was $237 million and diluted earnings per share was $0.40 for the six months ended June 30, 2003 as compared with $355 million and $0.57, respectively, for the same period in 2002. The 2003 results include the unfavorable impact of cumulative effect of changes in accounting principles of $46 million, or $0.08 per diluted share.

"General business conditions in the second quarter remained similar to those that we have seen for the past several quarters. While sequential quarterly revenues increased by 7.3 percent, primarily as a result of seasonality, we don't view that as a sign of an improving economy. Year-over-year, the volume component of internal revenue growth for the second quarter was a negative 0.4 percent. However, that statistic was much improved for the month of June, posting a 1.4% gain, " commented A. Maurice Myers, Chairman, President and Chief Executive Officer of Waste Management.

"We continue to focus on opportunities to lower our cost structure and to add new, profitable revenue streams to our existing base of business. Both our recent workforce reduction and the continued implementation of our routing optimization program should positively impact our cost structure in the second half of the year. Further, the businesses we acquired at the close of the second quarter combined with those expected to close in the third quarter are projected to be immediately accretive to earnings," continued Myers. "While we have made great improvements to this company in the past three years, now is the time for us to execute and maximize Waste Management's operations."

The following important highlights for the quarter were reported:

         o   Operating cash flow of $644 million.

         o Free cash flow, defined as operating cash flow less capital expenditures plus proceeds from sales of assets, of $373 million.(a) Adjusted for a cash tax benefit related to the anticipated payment of the class action lawsuit settlement, free cash flow was $307 million in the quarter.

         o Internal revenue growth of 0.2%, split 0.6% price and negative 0.4% volume. The price component excludes combined positive impacts of 0.7% related to higher fuel surcharges, higher recycling commodity prices, and slightly higher electricity rates at Independent Power Production facilities.

         o   Capital expenditures of $289 million.

         o   Selling, General & Administrative costs were 10.3% of revenue.

The Company noted that for 2003 it continues to expect to produce $900 million to $1 billion of adjusted free cash flow (before considering the net after-tax cash outflow to pay the settlement of the shareholder class action lawsuit, estimated at approximately $220 million and expected to be paid in the third quarter ), and expressed comfort with the current range of earnings estimates as reported by Multex and First Call.


         (a) The Company included its free cash flow, which is a non-GAAP financial measure, herein because it believes that investors are interested in the cash produced by the Company from non-financing activities that is available for uses such as the Company's acquisition program, its share repurchase program, its scheduled debt reduction and the payment of dividends. Free cash flow is defined by the Company as:

         o   Net cash provided by operating activities

         o   Less, capital expenditures

         o Plus, proceeds from divestitures of businesses, net of cash divested, and other sales of assets

         The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company has scheduled an investor and analyst conference call for later today to discuss the results of today's earnings announcement. The information in this press release should be read in conjunction with the information on the conference call. The call will begin at 10:00 a.m. eastern time, 9:00 a.m. central time, and is open to the public. To listen to the conference call, which will be broadcast live over the Internet, go to the Waste Management Website at http://www.wm.com, and select "Live Webcast: 2Q03 Earnings Report." You may also listen to the conference call by telephone by contacting the conference call operator at (877) 710-6139, 5-10 minutes prior to the scheduled start time, and asking for the "Waste Management Conference Call - Call ID 1101575." For those unable to listen to the live call, a replay will be available 24 hours a day beginning at approximately 1:00 p.m. central time August 5th through 5:00 p.m. on August 19th. To hear a replay of the call over the Internet, access the Waste Management Website at http://www.wm.com. To hear a telephonic replay of the call, dial (800) 642-1687 and enter reservation code 1101575.

Waste Management, Inc. is its industry's leading provider of comprehensive waste management services. Based in Houston, the Company serves municipal, commercial, industrial, and residential customers throughout North America.

Certain statements contained in this press release include statements that are "forward-looking statements." Outlined below are some of the risks that the Company faces and that could affect our financial statements for 2003 and beyond and that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. However, they are not the only risks that the Company faces. There may be additional risks that we do not presently know or that we currently believe are immaterial which could also impair our business. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, the Company, from time to time, provides estimates of financial and other data relating to future periods. Such estimates and other information are the Company's expectations at the point in time of issuance but may change at some future point in time. By issuing such estimates the Company has no obligation, and is not undertaking any obligation, to update such estimates or provide any other information relating to such estimates.

         o possible changes in our estimates of site remediation requirements, final closure and post-closure obligations, compliance and regulatory developments;

         o the possible impact of regulations on our business, including the cost to comply with regulatory requirements and the potential liabilities associated with disposal operations, as well as our ability to obtain and maintain permits needed to operate our facilities;

         o the effect of limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste;

         o possible charges against earnings as a result of shut-down operations, uncompleted acquisitions, development or expansion projects or other events;

         o the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities;

         o the effect the weather has on our quarter to quarter results, as well as the effect of extremely harsh weather on our operations;

         o the effect that price fluctuations on commodity prices may have on our operating revenues;

         o   the outcome of litigation or threatened litigation;

         o the effect competition in our industry could have on our profitability ;

         o possible diversions of management's attention and increases in operating expenses due to efforts by labor unions to organize our employees;

         o possible increases in operating expenses due to fuel price increases or fuel supply shortages;

         o the effects of general economic conditions, including the ability of insurers to fully or timely meet their contractual commitments and of surety companies to continue to issue surety bonds;

         o the need for additional capital if cash flows are less than we expect or capital expenditures are more than we expect, and the possibility that we cannot obtain additional capital on acceptable terms if needed;

         o possible errors or problems upon implementation of new information technology systems; and

         o possible disruptions due to the implementation of our workforce reductions.

Additional information regarding these and/or other factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                      ####

                             WASTE MANAGEMENT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                            QUARTERS ENDED JUNE 30,
                                                                        ------------------------------
                                                                           2003                2002
                                                                        ----------          ----------

Operating revenues                                                      $    2,915          $    2,825
                                                                        ----------          ----------

Costs and expenses:
        Operating (exclusive of depreciation
            and amortization shown below)                                    1,887               1,732
        Selling, general and administrative                                    301                 316
        Depreciation and amortization                                          325                 313
        Restructuring                                                           23                  --
        Asset impairments and unusual items                                     (6)                 --
                                                                        ----------          ----------
                                                                             2,530               2,361
                                                                        ----------          ----------
Income from operations                                                         385                 464
                                                                        ----------          ----------

Other income (expense):
        Interest expense                                                      (110)               (116)
        Minority interest                                                       (2)                 (2)
        Interest income and other, net                                           9                   6
                                                                        ----------          ----------
                                                                              (103)               (112)
                                                                        ----------          ----------

Income before income taxes                                                     282                 352
Provision for income taxes                                                     106                 135
                                                                        ----------          ----------
Net income                                                              $      176          $      217
                                                                        ==========          ==========



Basic earnings per common share                                         $     0.30          $     0.35
                                                                        ==========          ==========

Diluted earnings per common share                                       $     0.30          $     0.35
                                                                        ==========          ==========

Basic common shares outstanding                                              591.5               615.3
                                                                        ==========          ==========

Diluted common shares outstanding                                            594.8               619.2
                                                                        ==========          ==========

Pro forma income and earnings per common share assuming changes in accounting principles are applied retroactively:
            Net income                                                  $      176          $      210
            Basic earnings per common share                             $     0.30          $     0.34
            Diluted earnings per common share                           $     0.30          $     0.34


Note: Effective April 1, 2002, certain costs and expenses that were previously included in selling, general and administrative expenses were reclassified to operating expenses as a result of the March 2002 reorganization and to conform with the 2003 presentation. For the three months ended June 30, 2002, $43 million was reclassified.



                                      (1)

                             WASTE MANAGEMENT, INC.
                               EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                      QUARTERS ENDED JUNE 30,
                                                                      ------------------------
                                                                        2003            2002
                                                                      ---------      ---------

 EPS CALCULATION:

 Diluted net income                                                   $     176      $     217
                                                                      =========      =========


 Shares outstanding                                                       591.8          611.4
 Effect of weighting                                                       (0.3)           3.9
                                                                      ---------      ---------
 Basic common shares outstanding                                          591.5          615.3
 Adjustments:
      Dilutive effect of common stock options, stock warrants
        and other contingently issuable shares                              3.3            3.9
                                                                      ---------      ---------
 Diluted common shares outstanding                                        594.8          619.2
                                                                      =========      =========



 Basic earnings per common share                                      $    0.30      $    0.35
                                                                      =========      =========


 Diluted earnings per common share                                    $    0.30      $    0.35
                                                                      =========      =========



                                      (2)

                             WASTE MANAGEMENT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                     SIX MONTHS ENDED JUNE 30,
                                                                                     -------------------------
                                                                                       2003             2002
                                                                                     ---------       ---------
 Operating revenues                                                                  $   5,631       $   5,434
                                                                                     ---------       ---------

 Costs and expenses:
      Operating (exclusive of depreciation
        and amortization shown below)                                                    3,680           3,297
      Selling, general and administrative                                                  624             703
      Depreciation and amortization                                                        627             607
      Restructuring                                                                         43              37
      Asset impairments and unusual items                                                   (7)             (6)
                                                                                     ---------       ---------
                                                                                         4,967           4,638
                                                                                     ---------       ---------
 Income from operations                                                                    664             796
                                                                                     ---------       ---------

 Other income (expense):
      Interest expense                                                                    (219)           (234)
      Minority interest                                                                     (3)             (3)
      Interest income and other, net                                                        15              12
                                                                                     ---------       ---------
                                                                                          (207)           (225)
                                                                                     ---------       ---------

 Income before income taxes                                                                457             571
 Provision for income taxes                                                                174             218
                                                                                     ---------       ---------
 Income before cumulative effect of changes in accounting principles                       283             353
 Cumulative effect of changes in accounting principles,
      net of income tax benefit of $31 in 2003 and $0 in 2002                              (46)              2
                                                                                     ---------       ---------
 Net income                                                                          $     237       $     355
                                                                                     =========       =========

 Basic earnings per common share:
      Income before cumulative effect of changes in accounting principles            $    0.48       $    0.57
      Cumulative effect of changes in accounting principles                              (0.08)             --
                                                                                     ---------       ---------
      Net income                                                                     $    0.40       $    0.57
                                                                                     =========       =========

 Diluted earnings per common share:
      Income before cumulative effect of changes in accounting principles            $    0.48       $    0.57
      Cumulative effect of changes in accounting principles                              (0.08)             --
                                                                                     ---------       ---------
      Net income                                                                     $    0.40       $    0.57
                                                                                     =========       =========

 Basic common shares outstanding                                                         592.6           620.6
                                                                                     =========       =========

 Diluted common shares outstanding                                                       595.2           626.4
                                                                                     =========       =========

 Pro forma income and earnings per common share assuming changes in accounting principles are applied retroactively:
        Income before cumulative effect of changes in accounting principles          $     283       $     329
        Basic earnings per common share before cumulative
          effect of changes in accounting principles                                 $    0.48       $    0.53
        Diluted earnings per common share before cumulative
          effect of changes in accounting principles                                 $    0.48       $    0.53


Note: Effective April 1, 2002, certain costs and expenses that were previously included in selling, general and administrative expenses were reclassified to operating expenses as a result of the March 2002 reorganization and to conform with the 2003 presentation. For the six months ended June 30, 2002, $43 million related to the second quarter of 2002 was reclassified.



                                      (3)

                             WASTE MANAGEMENT, INC.
                               EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                         SIX MONTHS ENDED JUNE 30,
                                                                                         -------------------------
                                                                                            2003           2002
                                                                                         ---------       ---------
 EPS CALCULATION:

 Income before cumulative effect of changes in accounting principles                     $     283       $     353
 Adjustments:
      Interest on convertible securities, net of income taxes                                   --               1
                                                                                         ---------       ---------
 Diluted income before cumulative effect of changes in accounting principles                   283             354
 Cumulative effect of changes in accounting principles                                         (46)              2
                                                                                         ---------       ---------
 Diluted net income                                                                      $     237       $     356
                                                                                         =========       =========

 Shares outstanding                                                                          591.8           611.4
 Effect of weighting                                                                           0.8             9.2
                                                                                         ---------       ---------
 Basic common shares outstanding                                                             592.6           620.6
 Adjustments:
      Dilutive effect of common stock options, stock warrants and
        other contingently issuable shares                                                     2.6             4.1
      Dilutive effect of convertible subordinated notes                                         --             1.7
                                                                                         ---------       ---------
 Diluted common shares outstanding                                                           595.2           626.4
                                                                                         =========       =========

 Basic earnings per common share:
      Income before cumulative effect of changes in accounting principles                $    0.48       $    0.57
      Cumulative effect of changes in accounting principles                                  (0.08)             --
                                                                                         ---------       ---------
      Net income                                                                         $    0.40       $    0.57
                                                                                         =========       =========

 Diluted earnings per common share:
      Income before cumulative effect of changes in accounting principles                $    0.48       $    0.57
      Cumulative effect of changes in accounting principles                                  (0.08)             --
                                                                                         ---------       ---------
      Net income                                                                         $    0.40       $    0.57
                                                                                         =========       =========



                                      (4)

                             WASTE MANAGEMENT, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)


                                                                                           JUNE 30,      DECEMBER 31,
                                                                                             2003           2002
                                                                                           ---------     ------------
                                                                                                 (UNAUDITED)

 ASSETS

 Current assets:
      Cash and cash equivalents                                                            $     753      $     264
      Receivables, net                                                                         1,678          1,644
      Other                                                                                      755            792
                                                                                           ---------      ---------
        Total current assets                                                                   3,186          2,700

 Property and equipment, net                                                                  10,812         10,612
 Goodwill                                                                                      5,212          5,079
 Other intangible assets, net                                                                    119            105
 Other assets                                                                                  1,127          1,135
                                                                                           ---------      ---------
        Total assets                                                                       $  20,456      $  19,631
                                                                                           =========      =========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
      Accounts payable, accrued liabilities, and
        deferred revenues                                                                  $   3,027      $   2,942
      Current portion of long-term debt                                                          108            231
                                                                                           ---------      ---------
        Total current liabilities                                                              3,135          3,173

 Long-term debt, less current portion                                                          8,350          8,062
 Other liabilities                                                                             3,340          3,069
                                                                                           ---------      ---------
        Total liabilities                                                                     14,825         14,304

 Minority interest in subsidiaries                                                                47             19
 Stockholders' equity                                                                          5,584          5,308
                                                                                           ---------      ---------
        Total liabilities and stockholders' equity                                         $  20,456      $  19,631
                                                                                           =========      =========



                                      (5)

                             WASTE MANAGEMENT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)
                                   (UNAUDITED)


                                                                                  SIX MONTHS ENDED JUNE 30,
                                                                                 ---------------------------
                                                                                   2003                2002
                                                                                 ----------       ----------

Cash flows from operating activities:
     Net income                                                                  $      237       $      355
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Cumulative effect of changes in accounting principles                           46               (2)
         Depreciation and amortization                                                  627              607
         Other                                                                           84              121
         Change in operating assets and liabilities, net of effects of
             acquisitions and divestitures                                               79             (197)
                                                                                 ----------       ----------
Net cash provided by operating activities                                             1,073              884
                                                                                 ----------       ----------

Cash flows from investing activities:
     Acquisitions of businesses, net of cash acquired                                  (172)             (64)
     Capital expenditures                                                              (501)            (552)
     Net proceeds from restricted funds, business divestitures,
       asset sales and other                                                            161              167
                                                                                 ----------       ----------
Net cash used in investing activities                                                  (512)            (449)
                                                                                 ----------       ----------

Cash flows from financing activities:
     New borrowings                                                                      67              498
     Debt repayments                                                                    (68)            (468)
     Common stock repurchases                                                           (71)            (500)
     Exercise of common stock options and warrants                                        9               23
     Other                                                                               (9)              --
                                                                                 ----------       ----------
Net cash used in financing activities                                                   (72)            (447)
                                                                                 ----------       ----------

Effect of exchange rate changes on cash and cash equivalents                             --                2
                                                                                 ----------       ----------

Increase (decrease) in cash and cash equivalents                                        489              (10)
Cash and cash equivalents at beginning of period                                        264              730
                                                                                 ----------       ----------
Cash and cash equivalents at end of period                                       $      753       $      720
                                                                                 ==========       ==========



                                      (6)

                             WASTE MANAGEMENT, INC.
                               SUMMARY DATA SHEET
                          (DOLLAR AMOUNTS IN MILLIONS)
                                   (UNAUDITED)


                                                                                                QUARTERS ENDED
                                                                                  ---------------------------------------------
                                                                                  JUNE 30,          MARCH 31,         JUNE 30,
                                                                                    2003              2003              2002
                                                                                  ---------         ---------         ---------

OPERATING REVENUES BY LINES OF BUSINESS

     NASW:
       Collection                                                                 $   1,953         $   1,869         $   1,916
       Landfill                                                                         690               589               694
       Transfer                                                                         407               339               375
       Wheelabrator                                                                     203               199               193
       Recycling and other                                                              220               204               161
       Intercompany                                                                    (558)             (484)             (514)
                                                                                  ---------         ---------         ---------
          Total NASW                                                                  2,915             2,716             2,825
     OTHER                                                                               --                --                --
                                                                                  ---------         ---------         ---------
          Total operating revenues                                                $   2,915         $   2,716         $   2,825
                                                                                  =========         =========         =========

INTERNAL GROWTH OF OPERATING REVENUES TO COMPARABLE PRIOR PERIODS

     Internal growth - NASW operations                                                  0.9%              2.2%            -2.0%
                                                                                  =========         =========         =========

ACQUISITION SUMMARY (a)

     Gross annualized revenue acquired                                            $      73         $     256         $      23
                                                                                  =========         =========         =========

     Total consideration                                                          $      89         $      89         $      16
                                                                                  =========         =========         =========

     Cash paid for acquisitions                                                   $      85         $      83         $      13
                                                                                  =========         =========         =========

RECYCLING SEGMENT SUPPLEMENTAL DATA (b)

     Operating revenues                                                           $     136         $     130         $      72
                                                                                  =========         =========         =========

     Operating expenses (exclusive of depreciation and amortization)              $     116         $     112         $      55
                                                                                  =========         =========         =========


                                                                     QUARTERS ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
                                                                    --------------------------        --------------------------
                                                                       2003            2002             2003              2002
                                                                    ---------        ---------        ---------        ---------

FREE CASH FLOW ANALYSIS (c)

Net cash provided by operating activities                           $     644        $     448        $   1,073        $     884
Capital expenditures                                                     (289)            (372)            (501)            (552)
Proceeds from divestitures of businesses, net of
     cash divested, and other sales of assets                              18               34               34               71
                                                                    ---------        ---------        ---------        ---------
Free cash flow                                                            373        $     110              606        $     403
                                                                                     =========                         =========
Pro forma adjustments:
     Income tax benefit associated with anticipated 2003 payments
       relating to shareholder litigation                                 (66)                              (66)
                                                                    ---------                         ---------
Adjusted free cash flow                                             $     307                         $     540
                                                                    =========                         =========


(a) Represents cash paid and total consideration associated with business acquisitions consummated during the indicated periods.

(b) Information provided is after the elimination of intercompany revenues and related expenses.

(c) The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.



                                      (7)

                             WASTE MANAGEMENT, INC.
                               SUMMARY DATA SHEET
                          (DOLLAR AMOUNTS IN MILLIONS)
                                   (UNAUDITED)


                                                                                       QUARTERS ENDED
                                                                       ----------------------------------------------
                                                                        JUNE 30,          MARCH 31,         JUNE 30,
                                                                          2003              2003              2002
                                                                       ----------        ----------        ----------

BALANCE SHEET DATA

Cash and cash equivalents                                              $      753        $      381        $      720
                                                                       ==========        ==========        ==========

Debt-to-total capital ratio:
     Long-term indebtedness, including current
       maturities                                                      $    8,458        $    8,330        $    8,619
     Total equity                                                           5,584             5,344             5,290
                                                                       ----------        ----------        ----------
       Total capital                                                   $   14,042        $   13,674        $   13,909
                                                                       ==========        ==========        ==========

Debt-to-total capital                                                        60.2%             60.9%             62.0%
                                                                       ==========        ==========        ==========

Capitalized interest                                                   $        5        $        5        $        6
                                                                       ==========        ==========        ==========

OTHER OPERATIONAL DATA

Internalization of waste, based on disposal costs                            64.2%             64.6%             64.5%
                                                                       ==========        ==========        ==========

Total landfill disposal volumes (tons)                                       30.1              25.9              30.1
Total Waste to Energy disposal volumes (tons)                                 1.9               1.8               1.9
                                                                       ----------        ----------        ----------
Total disposal volumes (tons)                                                32.0              27.7              32.0
                                                                       ==========        ==========        ==========

Active landfills                                                              289               290               300
                                                                       ==========        ==========        ==========

Landfills reporting volume                                                    266               266               273
                                                                       ==========        ==========        ==========

LANDFILLS INCLUDED IN OPERATING GROUPS:
EXPENSE UNDER CURRENT METHOD (SFAS NO. 143) -
Non - SFAS No. 143 amortization expense                                $     98.0        $     83.8
Amortization expense related to SFAS No. 143 obligations                     14.9              13.4
                                                                       ----------        ----------
     Total amortization expense                                             112.9              97.2
Accretion expense                                                            12.5              11.9
                                                                       ----------        ----------
Landfill amortization and final closure and post closure               $    125.4        $    109.1
                                                                       ==========        ==========

EXPENSE UNDER HISTORICAL METHOD -
Landfill amortization expense                                                                              $    108.3
Landfill final closure and post closure expense                                                                  10.3
                                                                                                           ----------
Landfill amortization and final closure and post closure                                                   $    118.6
                                                                                                           ==========



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